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                                                                     EXHIBIT 99E

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                  GROSS LOANS, NON-PERFORMING ASSETS ("NPA")
                AND RESTRUCTURED LOANS ("TDR") BY PROPERTY TYPE
                               At March 31, 1998
                                (in thousands)
                                  (unaudited)

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                                                 Non-
                              Gross             Accrual         REO and          Total       Restructured
Property Type                 Loans              Loans        Other Assets        NPA            Loans
-------------             ---------------    -------------   --------------  -------------  --------------

Single-family
  1-4 units                 $  8,902,036      $   73,675      $   24,569       $   98,244       $  1,753
Multi-family:
  5-36 units                   1,407,887           8,331           5,539           13,870          5,655
  37 or more units               312,143           2,001             -              2,001          5,220

Non-residential:
  Office buildings               340,303           6,984           1,386            8,370          4,430
  Shopping centers               297,560           6,739             -              6,739            739
  Warehouse/storage               75,615             385             -                385            -
  Hotels/motels                   18,788             357           3,354            3,711            -
  Industrial parks                90,676              -              -                 -           1,821
  Land                            14,471              80             -                 80            505
  Commercial/
    industrial                   146,541           1,406             -              1,406            -
                            -------------     -----------     -----------      -----------      ---------
Total non-residential            983,954          15,951           4,740           20,691          7,495

Commercial                       258,821           1,748             -              1,748            -
Consumer                         137,803           1,082             -              1,082            -
                            -------------     -----------     -----------      -----------      ---------
Total                       $ 12,002,644      $  102,788      $   34,848       $  137,636       $ 20,123
                            =============     ===========     ===========      ===========      =========

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